INTERPHARM ANNOUNCES INTRODUCTION OF A FEMALE HORMONE PRODUCT WITH FIRST YEAR
                            REVENUE OF $11.5 MILLION

Hauppauge, N.Y. - July 18, 2005 - Interpharm Holdings, Inc. (AMEX: IPA) today announced that it has completed the development of a female hormone product. This product, which requires a dedicated facility and specialized handling, will be exclusively distributed by Centrix Pharmaceutical, Inc. Pursuant to a multi-year contract, Centrix has committed to purchase $11.5 million of the product during the first year. Interpharm plans to commence shipment of the product within a month.

This product marks the beginning of the execution of Interpharm's recently implemented four-year business plan. This plan will shift Interpharm's focus from commodity type products with gross margins typically in the low 20% range to significantly higher margin products.

Cameron Reid, Chief Executive Officer of Interpharm Holdings, stated: "Our arrangement with Centrix presents Interpharm with a unique opportunity by providing a solid foundation upon which to continue execution of our business plan. We believe that Bob Booth and his team have the expertise in marketing female hormone products, which should enable them to successfully commercialize the product."

Bob Booth, Chief Executive Officer of Centrix Pharmaceutical, stated: "We are pleased that Interpharm has elected to partner with Centrix to help initiate the launch of one of Interpharm's new strategic products. This represents a significant opportunity for both companies."

Interpharm's business plan includes development and manufacturing of a full range of female hormone products, including oral contraceptives. To facilitate this objective, Interpharm has planned construction of a new dedicated hormonal facility at its location in Yaphank, New York. Mr. Reid further stated "A primary focus of our plan is to significantly expand our research and development capabilities. The success of this product helps enable us to continue our product development efforts in the female hormone arena, as well as other specific areas that we have targeted."

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ABOUT INTERPHARM

Interpharm currently develops, manufactures and distributes generic prescription strength and over-the-counter drugs. Interpharm will continue to focus on growing organically through internal product development and leveraging its strength in efficient and cost effective manufacturing. In addition, Interpharm will also continue to seek consummation of mutually beneficial strategic alliances and collaborations. Headquartered on Long Island, New York, Interpharm presently employs over 400 people.

ABOUT CENTRIX

Centrix Pharmaceutical, Inc. is a privately owned pharmaceutical company headquartered in Birmingham, AL that seeks to develop, license, and acquire products in Women's Health, Pediatrics, and Gastroenterology. Centrix will market products through its dedicated sales team. For more information, contact Bob Booth, President and CEO at 205-991-9870.

FORWARD-LOOKING STATEMENTS

Statements made in this news release, may contain forward-looking statements concerning Interpharm's business and products involving risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, and additional competition from existing and new competitors, changes in technology, and various other factors beyond Interpharm's control. Other risks inherent in Interpharm's business are set forth in its filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Atec Group, Inc. proxy statement filed with the SEC on May 2, 2003, its Form 10-K, filed with the SEC on September 28, 2004, its form 10-Q, filed with the SEC on May 16, 2005 and its Form 8-K, filed with the SEC on July 18, 2005. All information in this release is as of July 15, 2005. Interpharm undertakes no duty to update any forward-looking statements to conform the release to actual results or changes in its circumstances or expectations after the date of this release.